EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Composite Technology Corporation on Form S-3 (No. 333-122280)of our report, dated December 14, 2004 which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


                                      /s/ Singer Lewak Greenbaum & Goldstein LLP
                                      ------------------------------------------
                                      SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 1, 2005